SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana		47905

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310

Not applicable

(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 —	Regulation FD
Item 7.01	Regulation FD Disclosure.

On May 16, 2014, Wabash National Corporation (“Wabash National” or the “Company”) issued a press release announcing that it had entered into a definitive agreement to sell to TEC Equipment, Inc. certain assets relating to three of the Company’s retail branch locations that sell new and used trailers and provides aftermarket parts and service, for $4.5 million in cash, subject to closing-date purchase price adjustments relating to final quantities of operating assets acquired. The transaction is expected to close during the second quarter of 2014, and following the closing TEC Equipment will operate these locations as a Wabash dealer. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

Section 9 —	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Wabash National dated May 16, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation

Date: May 16, 2014	By:	/s/ Jeffery L. Taylor
Jeffery L. Taylor
Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No. 99.1	Exhibit Press Release of Wabash National dated May 16, 2014.

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